UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		August 21, 2014

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting of Shareholders of American Woodmark Corporation held on August 21, 2014, the holders of 14,961,866 of the 15,514,527 shares of the Company's common stock outstanding voted on one or more matters either in person at the meeting or by duly executed and delivered proxies. The shareholders approved the three items outlined in the Company's Proxy Statement that was sent to shareholders and filed with the SEC in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended.

The following items were approved at the Company's Annual Meeting:

	Votes	Votes	Votes	Broker
	"FOR"	"AGAINST"	"ABSTAINED"	"NON-VOTES"

1. Election of the Board of Directors:
William F. Brandt, Jr.	14,286,370	23,822	1,560	650,114
Andrew B. Cogan	13,988,658	318,391	4,703	650,114
Martha M. Dally	13,975,529	332,132	4,091	650,114
James G. Davis, Jr.	13,575,488	731,561	4,703	650,114
S. Cary Dunston	14,270,860	24,308	16,584	650,114
Kent B. Guichard	14,272,801	36,170	2,781	650,114
Daniel T. Hendrix	13,926,384	375,185	10,183	650,114
Kent J. Hussey	13,922,643	379,189	9,920	650,114
Carol B. Moerdyk	14,134,732	171,836	5,184	650,114
Vance W. Tang	13,975,386	331,387	4,979	650,114
2. Ratification of Selection of Independent Registered Public Accounting Firm	14,731,632	220,120	10,114	—
3. Advisory Vote to Approve Executive Compensation	13,910,721	330,810	70,221	650,114

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ KENT B. GUICHARD

M. Scott Culbreth	Kent B. Guichard
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: August 26, 2014	Date: August 26, 2014
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer